SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Materials Pursuant to /section/240.14a11(c) or
         /section/240.14a-12

                     Republic Banking Corporation of Florida
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
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         0-11.

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         3)       Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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


                    REPUBLIC BANKING CORPORATION OF FLORIDA
                         2800 PONCE DE LEON BOULEVARD
                          CORAL GABLES, FLORIDA 33134


                               ----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 20, 1998
                               ----------------

To the Shareholders of Republic Banking Corporation of Florida:


     The Annual Meeting of Shareholders (the "Annual Meeting") of Republic Banking Corporation of Florida (the "Corporation") will be held at 2800 Ponce de Leon Boulevard, Coral Gables, Florida 33134, on Wednesday, May 20, 1998, at 10:30 a.m., Eastern time, for the purpose of considering and acting on the following matters:


         1. A proposal to elect the three nominees named in the attached proxy statement to serve as Class I directors of the Corporation with terms expiring at the 2001 Annual Meeting of Shareholders or until their successors are duly elected and qualified;


         2. A proposal to approve the 1998 Stock Option Plan, as set forth in Appendix A hereto;


         3. A proposal to ratify the appointment of Price Waterhouse LLP, independent public accountants, as auditors of the Corporation for 1998; and


         4. Such other business as may properly come before the Annual Meeting or any adjournments thereof.


     Only holders of record of the Corporation's Common Stock on the books of the Corporation at the close of business on April 14, 1998, which has been fixed as the Record Date by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting.


                                        By Order of the Board of Directors



                                        Lydia A. Fernandez, Secretary


Coral Gables, Florida
April 27, 1998


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE VOTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY, NEVERTHELESS, ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                    REPUBLIC BANKING CORPORATION OF FLORIDA
                         2800 PONCE DE LEON BOULEVARD
                          CORAL GABLES, FLORIDA 33134


                               ----------------
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 20, 1998
                                PROXY STATEMENT
                               ----------------

     The enclosed proxy is solicited on behalf of the Board of Directors of Republic Banking Corporation of Florida (the "Corporation") in connection with the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") to be held at 2800 Ponce de Leon Boulevard, Coral Gables, Florida 33134, on Wednesday, May 20, 1998, at 10:30 a.m., Eastern time, and any adjournments or postponements thereof. The complete mailing address of the principal executive offices of the Corporation, including zip code, is 2800 Ponce de Leon Boulevard, Coral Gables, Florida 33134. The Corporation's telephone number is
(305) 774-5197.


     The accompanying form of proxy is for use at the Annual Meeting if a shareholder does not attend the Annual Meeting in person or wishes to have his or her shares voted by proxy even if the shareholder attends the Annual Meeting. The proxy may be revoked by the person giving it, at any time before it is exercised, by such person (i) giving written notice of such revocation to the Secretary of the Corporation, (ii) submitting a proxy having a later date, or (iii) appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified thereon. If no specification is made, proxies will be voted in favor of approval of Proposals 1, 2 and 3 described below and in the discretion of the persons named as proxies with respect to any other matter that may come before the meeting or any adjournment or postponement thereof.


     This proxy statement and the enclosed form of proxy and Annual Report are being first mailed to the Corporation's shareholders entitled to notice of and to vote at the Annual Meeting on or about April 27, 1998. The Annual Report does not constitute "soliciting material" and is not to be deemed "filed" with the Securities and Exchange Commission (the "Commission").


     The Corporation will bear the cost of preparing this proxy statement and of soliciting proxies in the enclosed form. Proxies may be solicited by employees of the Corporation and its subsidiaries, either personally, by letter or by telephone. Such employees will not be specifically compensated for soliciting such proxies. The Corporation will reimburse banks, custodians, brokerage houses, nominees and other fiduciaries for their reasonable expenses in sending the proxy material to their principals.


     Holders of the Corporation's Common Stock of record on the books of the Corporation as of the close of business on April 14, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of April 14, 1998, the Corporation had outstanding 21,326,399 shares of common stock, par value $0.01 per share ("Common Stock"). Each holder of Common Stock will have the right to one vote for each share of such stock standing in such holder's name on the books of the Corporation as of the close of business on the Record Date, with respect to each matter voted on at the Annual Meeting.


     The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of conducting business at the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, the majority of the shares so represented may adjourn the meeting from time to time without further notice until a quorum is obtained. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "FOR" or "AGAINST" will be included. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters and do not have discretionary power) will be counted solely for the purpose of determining whether a quorum is present and will not have the effect as a vote against the election of any director or any other matter.


     In order to be elected, nominees for director must receive a plurality of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting. In order to approve the 1998 Stock Option Plan and to ratify the appointment of Price Waterhouse LLP as auditors of the Corporation for the year 1998, the votes cast in person or by proxy for each of such proposals must exceed the votes cast against it. Rebank Netherlands Antilles N.V. ("Rebank"), which owns 56.9% of all of the issued and outstanding shares of Common Stock of the Corporation, and Roberto Isaias, Estefano and Mariela Isaias, husband and wife, and William Isaias, who own Rebank and who, directly or indirectly, own in the aggregate 59.6% of all of the issued and outstanding shares of Common Stock of the Corporation, inclusive of the shares owned by Rebank, have advised the Corporation that they intend to vote their shares in favor of all nominees for director and all of the foregoing proposals. Accordingly, all nominees for director will be elected and all such proposals will be approved, notwithstanding the vote of any other shareholder.



                             ELECTION OF DIRECTORS

                (PROPOSAL NUMBER 1 ON THE ENCLOSED PROXY CARD)


     The Corporation's Articles of Incorporation (as amended, the "Articles") provide that the Board of Directors shall be divided into three classes, each as nearly equal in number to the other as possible, and that, at each annual meeting of shareholders, the shareholders shall elect the members of one of the three classes to three-year terms of office. For purposes of the election of directors at the Annual Meeting, the number of directors has been fixed at 9, three directors in Class I, three directors in Class II and three directors in Class III.


     The terms of office of the current directors serving in Class I will expire at the Annual Meeting and the terms of office of the current directors serving in Classes II and III will expire at the 1999 and 2000 Annual Meetings of Shareholders, respectively, and in each case until their successors are duly elected and qualified.


     The Board of Directors has nominated the following individuals for election as Class I Directors to serve until the 2001 Annual Meeting of Shareholders or until their successors are duly elected and have qualified:


                                 John H. Blake
                                William Isaias
                                Fernando Tamayo


     All of the nominees are directors of the Corporation and have consented to being named as nominees herein and to serve if elected. John H. Blake and Fernando Tamayo are also directors of the Corporation's 99.1%-owned subsidiary, Republic National Bank of Miami (the "Bank"). Directors of the Corporation will be elected by a plurality of the votes cast. Shares cannot be voted for a greater number of persons than the number of nominees named herein. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted, at the discretion of the proxies, in favor of such substitute nominee or nominees as may be selected by the Board of Directors of the Corporation or the Board may reduce the number of directors to be elected at the Annual Meeting. For biographical information on the nominees, see "Board of Directors--Class I Nominees for Election to Terms Expiring in 2001".


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE ELECTION OF THE THREE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS TO SERVE FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.



                    APPROVAL OF THE 1998 STOCK OPTION PLAN

                (PROPOSAL NUMBER 2 ON THE ENCLOSED PROXY CARD)


     In November 1997 and January 1998, respectively, the Corporation's Board of Directors and the holders of a majority of the Corporation's shares, acting by written consent in lieu of a meeting, adopted and approved the Corporation's 1998 Stock Option Plan (the "Plan"). The material features of the Plan are discussed below, but the description is subject to, and is quantified in its entirety by, the full text of the Plan which is attached hereto as Appendix A.



     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally prohibits a public company from deducting compensation paid to the chief executive officer and the four other highest paid executive officers in excess of $1,000,000.00 per year. Qualified performance- based compensation, as such term is defined under Section 162(m) of the Code, is not subject to this limit. Under a special transition rule, compensation resulting from the exercise of stock options granted under the Plan will not be subject to the Section 162(m) limitations until the earlier of (i) the date on which the Plan is materially modified or (ii) the annual meeting of shareholders of the Corporation for the year 2002. In order for compensation resulting from the exercise of options granted under the Plan after the end of this transition period to qualify as performance-based compensation, the Plan must be approved by the Corporation's shareholders after the Corporation becomes a publicly held corporation. The Plan is being presented to the shareholders in order to comply with the requirements of Section 162(m) of the Code with respect to awards granted under the Plan after the transition period.


GENERAL


     Effective on January 1, 1998, 1,000,000 shares of the Corporation's Common Stock were reserved for issuance upon exercise of stock options granted under the Plan. Options under the Plan may be granted to regular employees of, or persons who provide consulting or other services as independent contractors to, the Corporation or its subsidiaries, including directors and officers who are regular employees, and to directors who are not employees of the Company or of any of its subsidiaries. To date options for 500,000 shares have been issued under the Plan, all of which remain unexercised. Grants of option under the Plan may be made from time to time and it is not possible to indicate the precise number, names or positions of the persons who will receive options. Currently, the only subsidiary of the Corporation is the Bank. On March 31, 1998, the number of employees and directors of the Corporation and the Bank was approximately 745.


     The Plan is designed as a means to retain and motivate qualified and competent persons who provide services to the Corporation and its subsidiaries and upon whose efforts and judgment the success of the Corporation and its subsidiaries is largely dependent through the encouragement of stock ownership in the Corporation by such persons. The Compensation Committee of the Board of Directors will administer and interpret the Plan, subject to approval by the Board of Directors. The Compensation Committee is to be comprised of two or more directors each of whom qualifies as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16(b)-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"). The Compensation Committee is currently comprised of Messrs. Jose P. Bared and Fernando Tamayo. The Compensation Committee, subject to final approval of the Board of Directors, is authorized to grant options under the Plan to all eligible persons. The Compensation Committee, with the Board's approval, from time to time may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee and the Board of Directors, and the interpretations and construction of any provision of the Plan or any option by the Committee and Board, shall be final and conclusive. The Compensation Committee serves at the pleasure of the Board and has the powers designated in the Plan and such other powers as the Board of Directors may from time to time confer upon it.


     In the event of a change in the Common Stock due to a stock dividend or recapitalization, the Plan provides for appropriate adjustment in the number of shares available for grant under the Plan and the number of shares and the exercise price per share under any option then outstanding under the Plan. Unless otherwise provided in any option, the Compensation Committee, with the Board of Directors' approval, may change the option price and/or number of shares under any outstanding option when, in their discretion, such adjustment becomes appropriate so as to preserve but not increase benefits under the Plan. The aggregate number of shares subject to options granted to any one optionee under the Plan may not exceed 400,000, subject to adjustment as described above.


     The Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Code) and nonqualified stock options. No incentive stock options may be granted to a person who is not also an employee of the Corporation or a subsidiary. Options may generally be granted under the Plan on such terms and at such prices as determined by the Compensation Committee, subject to the approval of the Board of Directors, except that the per share exercise price of any options cannot be less than the fair market value of a share of the Common Stock on the date of grant. As long as the Common Stock is quoted on the NASDAQ National Market ("NASDAQ"), then, for purposes of the Plan, the term "fair market value" is defined as the last reported sales price for the Common Stock quoted on the NASDAQ. On April 14, 1998, the last reported sales price per share of Common Stock on the NASDAQ was $18.75. Incentive stock options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiary must have an exercise price of at least 110% of the fair market value of the Common Stock subject to such option on the date of grant and a term of no more than five years.


     Each Option is to be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Compensation Committee and the Board, provided such terms are not inconsistent with the Plan or any applicable law. Each option is exercisable after the period or periods specified in the option agreement, but no option may become exercisable after the expiration of ten years from the date of grant and no option granted to an employee of the Corporation or any subsidiary may vest over a period of less than three years in equal annual increments; however, the Compensation Committee, with the Board of Directors' approval, may accelerate the exercisability or vesting of any option or shares previously acquired by the exercise of any options, and, in the event of a Change in Control (as defined in the Plan), each outstanding option will become immediately fully exercisable. Under the Plan, a Change in Control occurs (i) upon the approval by the shareholders of the Corporation of any transaction resulting in the shareholders of the Corporation immediately before such transaction not owning more than 50% of the voting stock of the Corporation or of any entity that results from the participation of the Corporation in a reorganization, consolidation, merger or other transaction;
(ii) when the shareholders of the Corporation approve the liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation; or (iii) upon the acquisition by any person, entity or group (excluding, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries, and excluding Rebank) of 51% or more of the voting stock of the Corporation. Incentive stock options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. Nonqualified stock options are also not transferable unless the consent of the Compensation Committee is obtained and such transfer does not violate Rule 16b-3 under the Exchange Act.

     Unless otherwise provided in any option, the option price may be paid by cash, certified or official bank check, personal check if accepted by the Compensation Committee or the Board of Directors, money order, shares of Common Stock, withholding of shares of Common Stock, any cashless exercise procedure approved by the Compensation Committee or the Board of Directors, other consideration deemed appropriate by the Compensation Committee or the Board of Directors or a combination of the above. The Plan also authorizes the Corporation to make or guarantee loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at no less than the prime rate of the Bank, (iii) be secured by the shares of Common Stock purchased and (iv) comply with all applicable laws and regulations.


     As of the Record Date, the Compensation Committee, with the approval of the Board of Directors, had granted options pursuant to the Plan for an aggregate of 500,000 shares of Common Stock, of which options for 380,000 shares were granted to employees of the Corporation and the Bank (including the Named Officers as defined below) and options for 10,000 shares of Common Stock were granted to each of twelve non-employee directors of the Corporation and the Bank. All options were granted at an exercise price of $15.00 per share, the public offering price of the Common Stock for the initial public offering of the Corporation's Common Stock which was completed in February 1998. All options were granted effective February 11, 1998 (the date of the initial public offering of the Corporation's Common Stock), are currently outstanding (including options for 5,000 shares granted to an employee who has left the employ of the Bank and whose options, therefore, will terminate prior to vesting), and have a term of ten (10) years. Options to employees, including the Named Officers, are exercisable in 20% increments over a five year period beginning on the second anniversary of the date of grant. All options granted to non-employee directors who have served on the Board of Directors of the Corporation or the Bank for at least ten years, which includes all directors other than Ms. Anne Betancourt and Mr. Fernando Tamayo, will be exercisable beginning six months after the date of grant. The options granted to Ms. Betancourt and Mr. Tamayo are exercisable on the same schedule as the options granted to employees. All options granted to employees are incentive stock options to the extent allowed by law. All options granted to directors are non-qualified options (see discussion below on Incentive Stock Options and Non-Qualified Options).


     The Board of Directors or the Compensation Committee with the approval of the Board has the authority to amend or terminate the Plan or any options, provided that no such action may substantially impair the rights or benefits of the holder of any outstanding option without the consent of such holder, and provided further that certain amendments to the Plan are subject to shareholder approval. Unless terminated sooner, the Plan will continue in effect until all options granted thereunder have expired or been exercised, provided that no options may be granted after December 31, 2007.

     The following table sets forth certain information with respect to options granted under the Plan to i) the Chief Executive Officer of the Corporation (the "CEO") and each of the four most highly paid executive officers of the Corporation or of the Bank (the "CEO" and such Executive Officers, the "Named Officers"), ii) all executive officers of the Corporation or of the Bank as a group, including the Named Officers, iii) the three nominees for director, iv) all current directors of the Corporation who are not executive officers as a group and v) all employees of the Corporation or of the Bank as a group, other than executive officers.

                                                                      NUMBER OF SHARES         VALUE OF OPTIONS
NAME AND POSITION                                                    SUBJECT TO OPTIONS     AT APRIL 14, 1998(1)(2)
-----------------------------------------------------------------   --------------------   ------------------------
OSCAR BUSTILLO, JR.,                                                       100,000              $  375,000.00
 President, Chief Executive Officer and Director of the
 Corporation and Chairman of the Board, Chief Executive
 Officer and President of the Bank

FELIX M. GARCIA,                                                            50,000                 187,500.00
 Executive Vice President, Chief Credit Officer and Director
 of the Bank

BERNARDO M. ARGUDIN,                                                        50,000                 187,500.00
 Vice President, Chief Financial Officer and Director of the
 Corporation and Executive Vice President, Chief Financial
 Officer and Director of the Bank

FERNANDO J. MARTINEZ,                                                       30,000                 112,500.00
 Executive Vice President of Real Estate Lending of the Bank

RAFAEL QUINTANA,                                                            30,000                 112,500.00
 Executive Vice President of Retail Banking of the Bank

ALL EXECUTIVE OFFICERS AS A GROUP, INCLUDING THE OFFICERS LISTED
 ABOVE (8 PERSONS)(3)                                                      300,000               1,125,000.00

WILLIAM ISAIAS,                                                             10,000                  37,500.00
 Director and Nominee for Director

JOHN H. BLAKE,                                                              10,000                  37,500.00
 Director and Nominee for Director

FERNANDO TAMAYO,                                                            10,000                  37,500.00
 Director and Nominee for Director

ALL CURRENT DIRECTORS WHO ARE NOT EXECUTIVE OFFICERS AS A GROUP,
 INCLUDING THE DIRECTORS LISTED ABOVE (6 PERSONS)(3)(4)                     60,000                 225,000.00

ALL EMPLOYEES AS A GROUP, OTHER THAN EXECUTIVE OFFICERS
 (14 PERSONS)(4)(5)                                                         90,000                 337,500.00

----------------
(1) Based on a closing price for the Corporation's Common Stock of $18.75 at April 14, 1998.

(2) None of the options were exercisable as of April 14, 1998. See preceding discussion on exercisability of options.

(3) Executive officers include Roberto Isaias, Chairman of the Board of the Corporation and Chairman of the Executive Committee and a director of the Bank.

(4) Does not include options for 10,000 shares each, or a total of 50,000 shares, which have been granted to five directors of the Bank who are not directors of the Corporation or executive officers of the Corporation or of the Bank.

(5) Includes options for 5,000 shares granted to an individual who is no longer employed by the Bank and whose options will terminate as a result without vesting.


FEDERAL INCOME TAX EFFECTS


     INCENTIVE STOCK OPTIONS. Incentive stock options are stock options that satisfy the various requirements under Section 422(b) of the Code. These requirements include that the option must be granted pursuant to a plan that is approved by shareholders, the option price must be no less than the fair market value for a share on the date of grant (110% of such fair market value if the optionee is a more than 10% shareholder), and the option must not be exercisable for a period of more than ten years from the date of grant (5 years in the case of a more than 10% shareholder). Also, pursuant to Section 422(b) of the Code, an option will not qualify as an incentive stock option if and to the extent that the aggregate fair market value of the stock (determined at the date of grant) with respect to which incentive stock options first become exercisable in any calendar year exceeds $100,000.


     Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option and the Corporation would not be entitled to any tax deduction with respect to the option. Upon the sale of the stock, the difference between the amount realized from the sale and the option price will be treated as a capital gain or loss. Such capital gain or loss will be short term or long term depending upon whether the optionee held his shares for at least one year from the date of his exercise of the option. However, if the optionee disposes of the shares he acquires pursuant to the exercise of an incentive stock option prior to the later (a) two (2) years from the date on which option was granted or (b) one (1) year from the date on which the option was exercised (in either event a "Disqualifying Disposition"), the optionee would recognize ordinary income equal to the lesser of (a) the amount by which the fair market value of the stock on the date of exercise exceeded the option price, and (b) the actual gain on the sale of the stock. The amount by which the amount realized from the sale of the stock differed from the fair market value on the date of exercise would be taxable to the optionee as a capital gain or loss. The amount of the optionee's capital gain or loss would be long term or short term depending upon whether the optionee held the shares for at least one (1) year from the date of exercise of the option. In the event of a Disqualifying Disposition, the Corporation would be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee as a result of the Disqualifying Disposition.


     The amount by which the fair market value of the shares acquired at the time of exercise of an incentive stock option exceeds the exercise price of such shares under such option generally would be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. The alternative minimum tax, payable if and to the extent it exceeds the regular income tax, is imposed at the rate of 26% of so much of "taxable excess" as does not exceed $175,000, plus 28% of so much of "taxable excess" as exceeds $175,000. "Taxable excess" is defined to mean the amount by which the taxpayer's alternative minimum taxable income exceeds his exemption amount. Alternative minimum taxable income generally means the taxpayer's taxable income as normally calculated for federal income tax purposes, subject to certain adjustments (including the one for income resulting from the exercise of an incentive stock option). The exemption amount is $45,000 for joint returns, $33,750 for non-married individuals and $22,500 for married individuals filing separately.


     NON-QUALIFIED STOCK OPTIONS. A non-qualified stock option is any option that does not qualify as an incentive stock option (including options that would satisfy the requirements for incentive stock options, but for the fact that they exceed the $100,000 per year dollar limitation). An optionee granted a non-qualified stock option will not recognize any income as a result of the granting of the option, unless the price is so low that the Internal Revenue Service would not view the grant as a true option. The optionee will recognize ordinary income at the time he exercises the option equal to the amount by which the fair market value of the shares on the date of exercise exceeded the option price. The amount so recognized is subject to federal withholding and employment taxes. Upon sale of the stock, the optionee will recognize capital gain or loss on the difference between the amount realized on the sale of the stock and the fair market value on the date of exercise. The gain or loss will be short or long term depending on whether the stock was held for at least one
(1) year after the exercise of the option. The Corporation would be entitled to a tax deduction in the year on which the option is exercised equal to the amount of ordinary income recognized by the optionee, that is, the amount of by which the fair market value of the stock on the date of exercise exceeded the option price.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 1998 STOCK OPTION PLAN. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THIS PROPOSAL.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                (PROPOSAL NUMBER 3 ON THE ENCLOSED PROXY CARD)


     The accounting firm of Price Waterhouse LLP has been appointed the Corporation's independent auditors for the year 1998 by the Board of Directors on the recommendation of the Audit Committee. Such appointment does not require ratification by the Corporation's shareholders, but, in accordance with past practice, such appointment is being submitted to the shareholders for ratification.


     The vote of the Corporation's shareholders in this meeting is advisory in nature and has no effect upon the Board of Directors' appointment of an auditor, and the Board of Directors may change the Corporation's auditors at any time without the approval or consent of the shareholders.


     Price Waterhouse LLP has served as independent auditors of the Corporation and the Bank since 1993. A representative of such firm is expected to attend the Annual Meeting, respond to appropriate questions from shareholders and proxyholders present at the Annual Meeting and if such representative desires, which is not now anticipated, make a statement.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS OF THE CORPORATION. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THIS PROPOSAL.


                              BOARD OF DIRECTORS


     Set forth below is certain information with respect to each of the three nominees to serve as Class I directors, all of whom currently serve as directors of the Corporation, and the six incumbent directors who will be continuing in office following the Annual Meeting. Except for Estefano Isaias and William Isaias, all nominees and continuing directors serve also as directors of the Bank.


CLASS I NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2001


     JOHN H. BLAKE (AGE 52) has been a director of the Corporation since 1997. He has been the President of A.I. Risk Specialists, Inc., an insurance agency, since January 1995. From June 1994 to December 1994, he was General Manager of Northwest Brokers, a reinsurance broker doing business in Latin America. From November 1992 to June 1994, Mr. Blake worked as a consultant to banks and insurance companies. Mr. Blake has previously served several one year terms as a director of the Corporation, as the Corporation had historically rotated two director positions among the directors of the Bank, and has served as a director of the Bank since 1986.


     WILLIAM ISAIAS (AGE 54) has been a director of the Corporation since 1987. He has served as Executive Vice-President of Filanbanco, S.A., a major Ecuadorian bank since 1988. He was General Manager of the Quito, Ecuador branch office of Filanbanco, S.A. from 1984 to 1988 and has been a director of Indulana, S.A., a textile manufacturing corporation in Ecuador, since 1984. Mr. Isaias is the brother of directors Roberto and Estefano Isaias.


     FERNANDO TAMAYO (AGE 48) has been a director of the Corporation since 1997. Since May 1986, he has been President of Southern Industrial Sales Corp., a corporation engaged in export of sugar mill equipment to Latin America. Mr. Tamayo has previously served a one year term as a director of the Corporation, as the Corporation had historically rotated two director positions among the directors of the Bank, and has served as a director of the Bank since 1995.


INCUMBENT CLASS II DIRECTORS--TERMS EXPIRING IN 1999


     JOSE P. BARED (AGE 56) has been a director of the Corporation since 1997. Since August 1992, Mr. Bared has been the Chief Executive Officer of Farm Stores. From 1977 to 1992, he was Chief

Executive Officer and President of Bared & Co., Inc., an electrical and mechanical engineering contracting firm. Mr. Bared previously served several one-year terms as a director of the Corporation, as the Corporation had historically rotated two director positions among directors of the Bank, and has served as director of the Bank since 1972.


     ESTEFANO ISAIAS (AGE 49) has been a director of the Corporation since 1982. He has served as President of Seguros Rocafuerte, an Ecuadorian insurance corporation, since September 1985, as President of Emilio Isaias C.A. de Comercio, an Ecuadorian corporation, since January 1980, as President of Compania Minera Gribipe, an Ecuadorian mining corporation, since June 1994 and as President of General Fruit, S.A., a corporation engaged in the fruit exporting business, since March 1995. Mr. Isaias has served as a director of Filanbanco, S.A., a major Ecuadorian bank, since June 1980. Mr. Isaias is the brother of directors William and Roberto Isaias.


     MILTON H. LEHR (AGE 79) has been a director of the Corporation since 1997. He has been the owner of the American Travel Club of Miami, a corporation specializing in the organization of travel tours, since December 1978 and has been the co-publisher of "In Spain" magazine since July 1979. From November 1959 until February 1993, Mr. Lehr served as President of International Video Affiliates, a corporation specializing in the sale of television films. He has previously served several one-year terms as a director of the Corporation, as the Corporation has historically rotated two director positions among directors of the Bank, and has served as a Director of the Bank since 1976.


INCUMBENT CLASS III DIRECTORS--TERMS EXPIRING IN 2000


     BERNARDO M. ARGUDIN (AGE 46) has been a director of the Corporation since 1997 and Vice President and Chief Financial Officer of the Corporation since April 1992. Mr. Argudin has served as a director of the Bank since April 1997. He has served as Executive Vice President of the Bank since March 1994, and as Chief Financial Officer of the Bank since March 1992. From May 1988 to April 1992, Mr. Argudin served as Comptroller of the Bank. He was first employed by the Bank in February 1986 as a Loan Review Officer, and served in that capacity until May 1988. From May 1982 to June 1985, Mr. Argudin served as Comptroller of FGS, Inc., a bank holding corporation located in Inverness, Florida. Mr. Argudin worked as a national bank examiner with the Office of the Comptroller of the Currency from June 1973 to May 1982.


     OSCAR BUSTILLO, JR. (age 54) has been a director of the Corporation since 1989 and President and Chief Executive Officer of the Corporation since April 1994. Since March 1989, he has served as an officer of the Corporation. Mr. Bustillo has served as President of the Bank since February 1989, as Chief Executive Officer of the Bank since May 1993, as Chairman of the Board of Directors of the Bank since April 1995 and as a director since February 1989. From April 1985 to February 1989, Mr. Bustillo served as Senior Vice President of the Bank and headed its International Division. From May 1980 to May 1985, Mr. Bustillo served as Vice President of the Bank of New England. During the period from January 1975 to May 1980, Mr. Bustillo served as Assistant Vice President in the Latin American Division of Irving Trust International.


     ROBERTO ISAIAS (AGE 53) has been a director of the Corporation since 1970 and Chairman of the Board of Directors since May 1982. Mr. Isaias has served as a director of the Bank since October 1984 and as Chairman of the Executive Committee of the Bank since March 1985. Since 1985, Mr. Isaias has served as President of Filanbanco, S.A., a major Ecuadorian bank. From 1971 to 1985, Mr. Isaias was employed in various capacities at Filanbanco, S.A. Mr. Isaias is the brother of directors William and Estefano Isaias.


COMMITTEES OF THE BOARD OF DIRECTORS AND ATTENDANCE


     The Corporation has an Audit Committee, Compensation Committee and an Executive Committee.


     AUDIT COMMITTEE. The Audit Committee reviews the general scope of the audit conducted by the Corporation's independent auditors and matters relating to the Corporation's internal control systems.

In performing its functions, the Audit Committee meets separately with representatives of the Corporation's independent auditors and with representatives of senior management. The members of the Audit Committee are Messrs. John H. Blake and Milton H. Lehr. The Audit Committee was established in November 1997 and its initial members were appointed in December 1997. The Audit Committee did not hold any meetings in 1997. The Bank also has an Audit Committee.


     COMPENSATION COMMITTEE. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Corporation's executive officers and with respect to the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Plan and makes recommendations to the Board of Directors as to option grants under the Plan. The members of the Compensation Committee are Messrs. Jose P. Bared and Fernando Tamayo. All matters approved by the Compensation Committee must also be approved by the Board of Directors. The Compensation Committee was established in November 1997 and its initial members were appointed in December 1997. The Compensation Committee held one meeting in 1997.


     EXECUTIVE COMMITTEE. The Executive Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board of Directors, except for those duties and authorities exclusively reserved by law to the Board of Directors. The Executive Committee is currently comprised of Messrs. Roberto Isaias, Oscar Bustillo, Jr. and Bernardo Argudin. The Executive Committee did not hold any meetings in 1997.


     ATTENDANCE. The Board of Directors of the Corporation held six meetings in 1997. In 1997, all of the directors attended at least 75% of the aggregate of the meetings of the Board of Directors of the Corporation and the above committees on which they served during the period they were directors and members of such committees.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Corporation does not have any employees. Prior to the formation of the Compensation Committee, matters related to compensation and employee benefit matters of the Bank were considered by Mr. Roberto Isaias, the Chairman of the Executive Committee of the Bank and by Mr. Oscar Bustillo, Jr., Chief Executive Officer and President of the Bank. Mr. Bustillo participated in determinations as to compensation for executive officers, including himself. Final determinations regarding compensation were made by the Board of Directors of the Bank and/or of the Corporation. Mr. Bernardo Argudin, Vice President and Chief Financial Officer of the Corporation and Executive Vice President and Chief Financial Officer of the Bank, serves on the Board of Directors of the Corporation and the Bank. Mr. Felix Garcia, Executive Vice President and Chief Credit Officer of the Bank, serves on the Board of Directors of the Bank. Mr. Argudin was present during the deliberations of the Board of the Corporation and the Bank and Mr. Garcia was present during the deliberations of the Board of the Bank regarding compensation to executive officers.


     Roberto Isaias, the Chairman of the Board of the Corporation and the Chairman of the Executive Committee and a director of the Bank, is a director and president of three corporations which constitute one of two general partners of each of three partnerships doing business as Farm Stores, of which Jose P. Bared, a director of the Corporation and the Bank and a member of the Compensation Committee, is the Chief Executive Officer.


     In connection with the construction of headquarters and office building in Coral Gables, Florida, the Bank entered into a contract in April 1995 with a contractor to provide mechanical work for a total initial contract amount of $3.5 million. Members of the family of Jose P. Bared, a director of the Corporation and the Bank and a member of the Compensation Committee, are principals of the contractor. Through December 31, 1997, a total of $4.41 million had been paid by the Bank to the contractor, including change orders to the original contract, $855,000 of which was paid in 1997. This contract was awarded under a sealed bid.

     Options to purchase 10,000 shares of Common Stock have been granted to each of Messrs. Bared and Tamayo. See "Approval of the 1998 Stock Option Plan."



DIRECTOR COMPENSATION


     Prior to February 1998, members of the Board of Directors of the Corporation received a fee in the amount of $100 per meeting attended. Beginning in February 1998, members of the Corporation's Board of Directors, other than executive officers and directors of the Bank, have received a monthly retainer of $1,000. Each director of the Corporation, other than executive officers, receives a fee of $300 for each committee meeting attended. The Corporation will continue to reimburse all directors of the Corporation for all travel-related expenses incurred in connection with their activities as directors. For the year ended December 31, 1997 the Corporation and the Bank paid an aggregate of $170,900 in fees to its directors and $41,589 in travel allowances. The Corporation and the Bank also provide each director with the option to participate in the Bank's self-insured health plan on the same cost basis as employees.


     Each director of the Corporation and the Bank, other than Messrs. Bustillo, Garcia and Argudin, have received non-qualified options to purchase 10,000 shares, or an aggregate of 120,000 shares, at a price of $15.00 per share. All such options have ten year terms and will be exercisable beginning six months after the date of the grant, except for options granted to Mr. Tamayo and Ms. Betancourt, which will be exercisable in 20% increments beginning on the second anniversary of the grant. See "Approval of the 1998 Stock Option Plan."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     Based upon information available to the Corporation, the following table sets forth the number of shares of Common Stock owned beneficially as of April 14, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each director and nominee for director;
(iii) the Named Officers (see "Executive Compensation"); and (iv) all of the directors and executive officers as a group:

                                                                    PERCENT OF
NAME AND ADDRESS                            NUMBER OF SHARES       OUTSTANDING
OF BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)     COMMON STOCK
-------------------                      ---------------------     ------------
Rebank Netherlands Antilles N.V.(2)           11,959,030               56.9%
c/o Amaco (Curacao), N.V.
P.O. Box 3141
Curacao, Netherlands Antilles

Roberto Isaias(3)                             12,535,580               59.6
Apartado 149
Guayaquil, Ecuador

Estefano Isaias(4)                            12,533,180               59.6
Apartado 149
Guayaquil, Ecuador

Mariela Isaias(5)                             11,959,030               56.9
Apartado 149
Guayaquil, Ecuador

William Isaias(6)                             12,540,285               59.6
Apartado 149
Guayaquil, Ecuador

Investors Overseas Limited, Inc.               1,294,640                6.2
c/o Morgan & Morgan
Torre Swiss Bank Building
P.O. Box 1824, 16th Floor
Panama 1, Rep. of Panama

True Flight Investors, Ltd.                    1,080,317                5.1
c/o HWR Services Limited
Craigmuir Chambers
P.O. Box 71
Road Town
Tortola, British Virgin Islands

Jose P. Bared(7)                                  58,742                  *
Farm Stores
5800 N.W. 74th Avenue
Miami, Florida 33166

John H. Blake(8)                                   7,662                  *
A.I. Risk Specialist, Inc.
Douglas Center
Suite 1010
2600 Douglas Road
Coral Gables, Fl. 33134

                                                                    PERCENT OF
NAME AND ADDRESS                            NUMBER OF SHARES       OUTSTANDING
OF BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)     COMMON STOCK
-------------------                      ---------------------     ------------
Milton H. Lehr(9)                                  9,375                 *
8440 S.W. 104th Street
Miami, Fl. 33156

Fernando Tamayo(10)                                4,460                 *
4950 S.W. 72nd Avenue
Suite 112
Miami, Fl. 33155

Oscar Bustillo Jr.(11)                            21,902                 *
2800 Ponce de Leon Blvd.
Coral Gables, Fl. 33134

Bernardo M. Argudin(12)                           20,250                 *
2800 Ponce de Leon Blvd.
Coral Gables, Fl. 33134

Felix M. Garcia(13)                               12,200                 *
2800 Ponce de Leon Blvd.
Coral Gables, Fl. 33134

Fernando J. Martinez(14)                           8,092                 *
2800 Ponce de Leon Blvd.
Coral Gables, Fl. 33134

Rafael Quintana(15)                                7,000                 *
2800 Ponce de Leon Blvd.
Coral Gables, Fl. 33134

ALL DIRECTORS OF THE CORPORATION
  AND EXECUTIVE OFFICERS AS A GROUP
  INCLUDING THOSE LISTED ABOVE--
  14 PERSONS(16)                              12,696,735              60.4%

----------------
 *  Less than 1%.
 (1) The nature of the reported beneficial ownership is unshared voting power and investment power unless otherwise indicated.
 (2) Each of Roberto and William Isaias owns one-third of the shares of Rebank and Estefano and Mariela Isaias, husband and wife, jointly own the remaining one-third of the shares of Rebank. Roberto, Estefano and William Isaias are brothers. The shares of Common Stock owned by the Isaiases through their ownership of Rebank are included in calculating the shares beneficially owned by Roberto, Estefano, Mariela and William Isaias.
 (3) Includes 11,959,030 held by Rebank, 574,150 shares jointly held by Roberto, Estefano and William Isaias and 2,400 shares held by Roberto Isaias individually. Does not include 10,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
 (4) Includes 11,959,030 held by Rebank and 574,150 shares jointly held by Roberto, Estefano and William Isaias. Does not include 10,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
 (5) Includes 11,959,030 held by Rebank. Does not include 574,150 shares jointly held by Roberto, Estefano and William Isaias.
 (6) Includes 11,959,030 held by Rebank, 574,150 shares jointly held by Roberto, Estefano and William Isaias and 7,105 shares held jointly by William Isaias and his wife. Does not include 10,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
 (7) Includes 54,000 shares held as trustee for his adult children and 4,742 shares held individually by Mr. Bared. Does not include 10,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
 (8) Includes 250 shares held in trust for his adult son, 2,000 shares held in trust for his mother and 5,412 shares held individually. Does not include 10,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
 (9) Does not include 10,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.

(10) Does not include 10,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
(11) Includes 19,502 shares owned jointly with his wife, Virginia, and 2,400 shares held individually. Does not include 100,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
(12) Includes 14,250 shares owned jointly with his wife, Cynthia, and 6,000 shares held by his wife as custodian for their minor children under the Florida Gifts to Minors Act. Does not include 50,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
(13) Includes 500 shares owned jointly with his wife, Diana, 11,100 shares held individually and 600 shares jointly owned by his wife and his wife's daughter. Does not include 50,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
(14) Does not include 30,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
(15) Shares listed are held in trust by Mr. Quintana for his adult children. Does not include 30,000 shares of Common Stock subject to options granted effective February 11, 1998, which options will not be exercisable within 60 days from April 14, 1998.
(16) Listed shares do not include shares of Common Stock subject to options that were granted to all of the Directors and executive officers effective February 11, 1998 which options will not be exercisable within 60 days from April 14, 1998. See "Approval of the 1998 Stock Option Plan."


     Roberto Isaias, Estefano Isaias and William Isaias and Rebank have pledged a majority of the outstanding shares of Common Stock of the Corporation to SunTrust Bank, Miami, N.A. ("SunTrust") as security for loans granted by SunTrust to the Isaiases. Roberto, Estefano, Mariela and William Isaias have also pledged all of their shares of Common Stock in Rebank to SunTrust as security for said loans. A default under said loans and the subsequent exercise by SunTrust of its rights under the agreements evidencing or securing said loans could result in a change in control of the Corporation.



                              EXECUTIVE OFFICERS


     Set forth below is certain information regarding executive officers of the Corporation or the Bank.


     ROBERTO ISAIAS (AGE 53) is the Chairman of the Board of the Corporation and Chairman of the Executive Committee and Director of the Bank. See "Incumbent Class III Directors" for additional information.


     OSCAR BUSTILLO, JR. (AGE 54) is President, Chief Executive Officer and Director of the Corporation and Chairman of the Board, Chief Executive Officer and President of the Bank. See "Incumbent Class III Directors" for additional information.


     BERNARDO M. ARGUDIN (AGE 46) is Vice President, Chief Financial Officer and Director of the Corporation and Executive Vice President, Chief Financial Officer and Director of the Bank. See "Incumbent Class III Directors" for additional information.


     FELIX M. GARCIA (AGE 48) is Executive Vice President, Chief Credit Officer and Director of the Bank. Mr. Garcia has served as an Executive Vice President and as Head of the Credit Division of the Bank since January 1988, and as Chief Credit Officer of the Bank since October 1992. He has served as a director of the Bank since April 1997. From May 1986 to the present, Mr. Garcia has headed the Bank's Credit Division. From April 1985 to May 1986 he served as Loan Review Officer and as Senior Vice President for the Bank. Prior to joining the Bank, Mr. Garcia served as an OCC field office manager from May 1982 to April 1985, and as an OCC national bank examiner from December 1972 to May 1982.


     EDWARD F. HOLDEN (AGE 45) is Executive Vice President--Corporate Banking of the Bank. Mr. Holden has served as Executive Vice President--Corporate Banking of the Bank since June 1997. From March 1992 until June 1997, Mr. Holden served as Senior Vice President of the Bank and headed Corporate Lending. Prior to joining the Bank, Mr. Holden served as a Vice President of Southeast Bank, N.A. from January 1987 to April 1991. Before that, Mr. Holden served as a Vice President of

Irving Business Center from February 1985 to January 1987. From April 1979 to February 1985, Mr. Holden held a variety of positions with Irving Trust International Bank, including that of Vice President. Mr. Holden held a variety of positions with Southeast Bank, N.A. from January 1976 to July 1979.


     FERNANDO J. MARTINEZ (AGE 57) is Executive Vice President--Real Estate Lending of the Bank. Mr. Martinez has served as Executive Vice President--Real Estate Lending of the Bank since June 1997. During the period from August 1985 through June 1997, Mr. Martinez served as Senior Vice President of the Bank and headed Commercial Real Estate Lending. Prior to joining the Bank, Mr. Martinez served as Senior Vice President of Consolidated Bank, NA from January 1979 to July 1985.


     RAFAEL QUINTANA (AGE 57) is Executive Vice President--Retail Banking of the Bank. Mr. Quintana has served as Executive Vice President--Retail Banking of the Bank since March 1994, and has headed the Bank's Retail Banking Division since March 1992. Mr. Quintana joined the Bank as Senior Vice President in January 1990, and headed the Bank's Marketing Department until March 1992. From March 1975 to August 1989, Mr. Quintana held various positions with Amerifist Savings, including that of Vice President. Mr. Quintana served as President of Union Federal Savings and Loan Association from May 1974 to May 1975. Mr. Quintana served as Vice President--Retail Banking of Amerifirst Savings from March 1969 to March 1973.


     ORLANDO A. QUINTERO (AGE 63) is Executive Vice President--Operations of the Bank. Mr. Quintero has served as Executive Vice President--Operations of the Bank since January 1986. During the period from August 1972 through the present, Mr. Quintero has held various positions in the Bank's Operations Department. From January 1952 to December 1965, Mr. Quintero worked in various capacities in banking operations in Cuba.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued during the year ended December 31, 1997 to or on behalf of (i) the Chief Executive Officer of the Corporation (the "CEO") and
(ii) each of the four most highly paid executive officers of the Corporation or of the Bank (the CEO and such executive officers are herein referred to as the "Named Officers"). The Named Officers are all employees of the Bank and their compensation is paid solely by the Bank.


                          SUMMARY COMPENSATION TABLE



                                                                  ANNUAL COMPENSATION
                                                         --------------------------------------
                                                                                      OTHER            ALL
                                                                                     ANNUAL           OTHER
                                                           SALARY      BONUS      COMPENSATION     COMPENSATION
NAME & PRINCIPAL POSITIONS                       YEAR         $       $(1)(2)           $              $(5)
--------------------------                      ------    ---------   ---------   --------------   -------------
OSCAR BUSTILLO, JR.                             1997     327,500      184,000              (3)        5,420
 Chief Executive Officer, President and
 director of the Corporation and Chairman
 of the Board, Chief Executive Officer and
 President of the Bank

FELIX M. GARCIA                                 1997     149,167       34,000              (3)        1,395
 Executive Vice President, Chief Credit
 Officer and director of the Bank

BERNARDO M. ARGUDIN                             1997     138,333       40,000              (3)        1,291
 Vice President, Chief Financial Officer and
 director of the Corporation and Executive
 Vice President, Chief Financial Officer and
 director of the Bank

FERNANDO J. MARTINEZ                            1997     140,016       31,000        49,912(4)        3,609
 Executive Vice President--Real Estate
 Lending of the Bank

RAFAEL QUINTANA                                 1997     139,166       30,000        17,316(4)        3,474
 Executive Vice President--Retail Banking
 of the Bank

----------------
(1) Reflects bonus paid in March 1998 for 1997 performance.
(2) Does not include bonuses of $194,000, $38,000, $30,000, $23,000 and $37,000 paid to Messrs. Bustillo, Garcia, Argudin, Martinez and Quintana, respectively, in March 1997 for 1996 performance.
(3) The aggregate amount of perquisites and other personal benefits provided to such Named Officer is less than the lesser of 10% of the total annual salary and bonus of such Named Officer or $50,000.
(4) Represents the amount paid to each of Messrs. Martinez and Quintana to compensate each of them for club initiation fees and annual dues.
(5) Represents the dollar value of premiums paid by the Company for term life insurance.


REPORT ON EXECUTIVE COMPENSATION AND COMPENSATION OF CHIEF EXECUTIVE OFFICER


     The rules of the Securities and Exchange Commission require that a report be provided discussing the Compensation Committee's policies applicable to the Corporation's executive officers. The compensation of the executive officers for 1997 (other than the amount of their individual bonuses) and the amount of the bonus pool distributed among the Bank's employees, including executive officers, were determined prior to the consummation of the initial public offering of the Corporation's securities and the establishment of the Compensation Committee of the Board of Directors of the Corporation. Matters related to compensation and employee benefits during 1997 were considered by Mr. Roberto Isaias, the Chairman of the Executive Committee of the Bank and by Mr. Bustillo, Chief Executive Officer and President of the Bank (see "Board of Directors--Compensation Committee Interlocks and

Insider Participation") and approved by the Board of Directors of the Bank and, in the case of bonuses paid in 1998 in respect of 1997 performances, also by the Board of Directors of the Corporation.


     The compensation policies of the Bank focus on the need to retain and attract key executives, the performance of the Bank, individual performance and the desire to remain competitive with other South Florida institutions. In reviewing the Bank's performance primary consideration is given to growth in assets and earnings. The analysis of these factors is by nature subjective. Salaries of executive officers are based primarily upon position with the Bank, the person's responsibilities and importance to the Bank, performance and external comparisons. The Corporation and the Bank have not obtained formal compensation surveys but rely on the experience of their directors. An executive officer's prior salary and history with the bank is also taken into consideration. Salaries generally have increased moderately in recent years. In the case of two executive officers, salary increases during 1997 also reflected additional responsibilities given to such officers.


     Effective January 1, 1998, and prior to the consummation of the initial public offering of the Corporation's securities, the Bank entered into employment agreements with nine senior officers, including Mr. Bustillo and all other executive officers (see "Employment Agreements" below). Such employment agreements provide that the officer will receive a base salary equal to the base salary in effect prior to the execution of the agreement, subject to annual review for potential increases. Such employment agreements provide also that the officers would be eligible to receive additional annual incentive compensation based on individual and the Bank's performance. The employment agreements were approved by the Compensation Committee and the Board of Directors of the Corporation.


     An important ingredient of executive compensation is incentive compensation. The primary consideration in setting key incentive compensation is performance of the Bank and the unit for which the officer is responsible and individual performance. It has been generally the practice of the Bank to have Mr. Bustillo set individual goals for executive officers. The achievement of such goals becomes a key component of the determination of incentive compensation. Other factors considered include the delegation of additional duties or responsibilities to the officer during the course of the year. No particular weight is given to any one of these factors and the determination of the incentive compensation given to each officer remains a subjective one.


     Historically, pursuant to the Bank's bonus policy, which has been approved by the Bank's Board of Directors and administered by the Bank's Chief Executive Officer, the Bank has distributed an aggregate of 5 to 6% of the Bank's pre-tax net income, before deduction of the bonus pool, to its executive officers and other employees as bonuses. Historically, employees and executive officers of the Corporation have received approximately 80% and 20% of the bonus pool, respectively. For the year ended December 31, 1997, approximately $1,435,000 was distributed pursuant to the Bank's bonus pool, including the bonuses set forth in the above table. Bonuses in respect of 1997 performance were awarded in March 1998 under the bonus pool policy of the Bank. The amount of the bonus awarded to each executive officer was recommended by Mr. Roberto Isaias and Mr. Bustillo and approved by the Board of Directors of the Corporation and the Bank. In certain instances, executive officers were awarded bonuses of a lesser amount than in 1996, reflecting the fact that certain corporate objectives for 1997 were not met.


     The Chief Executive Officer's compensation is based upon the policies and objectives discussed above. Mr. Bustillo's salary reflects his importance to the success of the Bank. His compensation is believed to be competitive with that of other chief executive officers of banks of a similar size in the South Florida area, although no formal studies have been made. Mr. Bustillo's bonus is evaluated in light of the Bank's performance during the year. Mr. Bustillo's bonus of $184,000 was consistent with the satisfactory results achieved by the Bank during 1997 and the belief by the Board of Directors of the Corporation that Mr. Bustillo continues to perform his duties well. His bonus for 1997 represents a slight decrease from the bonus paid to Mr. Bustillo in respect of 1996, as certain corporate objectives for 1997 were not met. The determination of his salary and bonus is subjectively made.

  BERNARDO M. ARGUDIN, JOSE P. BARED, JOHN H. BLAKE, OSCAR BUSTILLO JR., ESTEFANO ISAIAS, ROBERTO ISAIAS, WILLIAM ISAIAS, MILTON H. LEHR, AND FERNANDO TAMAYO


GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS; EXERCISE OF STOCK
OPTIONS


     The Corporation did not grant any stock options or stock appreciation rights during 1997 and no stock options were exercised during 1997. For stock options granted since January 1, 1998, see "Approval of the 1998 Stock Option Plan."


PENSION PLAN


     The Bank has a tax-qualified non-contributory defined benefit pension plan covering substantially all full time employees of the Bank, including the Named Officers (the "Pension Plan").


     The following table sets forth the total estimated annual pension benefits payable to a covered participant who retired from service with the Bank in 1997 at age 65 and had attained the earnings and years of service classifications specified under the Pension Plan, based upon compensation covered under the pension plan ("covered compensation") and years of service with the Bank credited under the pension plan ("Credited Service"):


                              PENSION PLAN TABLE

                                                YEARS OF CREDITED SERVICE
                              -------------------------------------------------------------
FINAL AVERAGE COMPENSATION     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
---------------------------   ----------   ----------   ----------   ----------   ---------
$   125,000                    $39,725      $43,174      $46,624      $50,074      $53,524
$   150,000                     47,796       51,978       56,160       60,342       64,524
$   160,000                     51,025       55,499       59,974       64,449       68,924

     Benefits shown above are computed as a single life annuity and are not subject to any deduction for Social Security or other offset amounts. "Final Average Compensation" is a participant's average annual compensation over the five consecutive years in the most recent ten years yielding the highest average annual compensation. A participant's covered compensation includes all annual compensation reported in the Summary Compensation Table, but is subject to certain limitations on compensation under the Internal Revenue Code.


     Estimated years of Credited Service for each of the following officers as of December 31, 1997 are as follows: Oscar Bustillo, Jr.--13 years; Felix M. Garcia--13 years; Bernardo M. Argudin--12 years; Fernando J. Martinez--13 years; Rafael Quintana--8 years. Covered compensation for all Named Officers was $160,000 each for the fiscal year ended December 31, 1997, which was the limit of covered compensation in 1997 under applicable law.


EMPLOYMENT AGREEMENTS


     Effective January 1, 1998, the Bank entered into employment agreements with nine senior officers, including each of Oscar Bustillo, Jr., President and Chief Executive Officer of the Corporation and the Bank, Felix M. Garcia, Executive Vice President and Chief Credit Officer of the Bank, Bernardo M. Argudin, Vice President and Chief Financial Officer of the Corporation and Executive Vice President and Chief Financial Officer of the Bank, Fernando J. Martinez, Executive Vice President--Real Estate Lending of the Bank and Rafael Quintana, Executive Vice President--Retail Banking of the Bank. Each of the agreements is for a term to expire on December 31, 2000. Under the terms of the agreements, Messrs. Bustillo, Garcia, Argudin, Martinez and Quintana, are entitled to receive base salaries equal to their base salaries prior to the agreements of $330,000, $150,000, $140,000, $150,000 and $145,000,
respectively, subject to annual review for potential increases. These employment agreements provide that Messrs. Bustillo, Garcia, Argudin, Martinez and Quintana are eligible to receive additional annual incentive compensation based on individual and the Bank's performance, as may be awarded by the Compensation Committee and approved by the Board. Pursuant to the employment agreements, the Bank will make lump sum payments to Messrs. Bustillo, Garcia, Argudin, Martinez and Quintana if there is a change in control of the Bank, and if they do not voluntarily terminate their employment with the Bank for a three month period following consummation of the change in control. Messrs. Bustillo, Garcia and Argudin would each be entitled to an aggregate amount equal to two times the annual base salary he would be entitled to receive under the agreement, plus an aggregate amount equal to two times the incentive compensation received for the fiscal year immediately preceding the change in control. Messrs. Martinez and Quintana would each be entitled to an amount equal to the annual base salary he would be entitled to receive under the agreement, plus an aggregate amount equal to the incentive compensation received for the fiscal year immediately preceding the change in control. The agreements contain confidentiality provisions and prohibit Messrs. Bustillo, Garcia, Argudin, Martinez and Quintana from competing with the Bank during the period of employment and for a period of one year after voluntary termination of employment.



CERTAIN TRANSACTIONS


     From time to time, the Bank makes loans and extends credit to the Bank's officers, directors, employees and to certain companies affiliated with such persons. In the opinion of the Corporation, all of such loans and extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons entered into on an arm's length basis and did not involve more than the normal risk of collectibility. At December 31, 1997, an aggregate of $1.9 million of loans and extensions of credit were outstanding to the existing executive officers and directors of the Corporation and the Bank and to certain companies affiliated with such persons.



     In connection with the construction of a headquarters and office building in Coral Gables, Florida, the Bank entered into a contract in April 1995 with a contractor to provide mechanical work for a total initial contract amount of $3.5 million. Members of the family of Jose P. Bared, a director of Corporation and the Bank, are principals of the contractor. Through December 31, 1997 a total of $4.41 million had been paid by the Bank to the contractor, including change orders to the original contract, $855,000 of which was paid in 1997. This contract was awarded under a sealed bid.


     For the year ended December 31, 1997 the Bank has paid fees for courier and pouch support services of $58,004 to Filanbanco, S.A., an Ecuadorian bank of which Roberto Isaias is President and a director, William Isaias is Executive Vice President and a director and Estefano Isaias is a director.


     In 1994, the Bank entered into an agreement to acquire a license to customized software to support its teller operations from Infordatos, S.A., an affiliate of Filanbanco, S.A. and of Roberto, Estefano and William Isaias. Pursuant to the agreement, the Bank acquired a license for an indefinite period, which would end only with a change in control in ownership of the Bank, for a total license fee of $197,000, and without ongoing license payments. An initial payment of $100,000 was made in 1994 and a final payment of $97,000 was made in 1997 after all custom features were completed.


     In addition to federal law, the Bank's policy as it relates to certain affiliates requires that transactions with its officers, directors or affiliates be on terms no less favorable than those that could be obtained from unrelated third parties. The Corporation believes that the foregoing transactions were on terms no less favorable than those that could have been obtained from unrelated third parties. Any transactions requiring approval of the Bank's Board of Directors must be approved by a majority of the Bank's disinterested directors. Currently, any such transaction in excess of $25,000, if not otherwise required by law to be approved by the Board of Directors, requires approval of the Bank's Executive Committee, and any such transaction in excess of $75,000 requires approval of the Bank's Board of Directors.

                                 OTHER BUSINESS


     Management of the Corporation is not aware of any other matters which are to be presented at the Annual Meeting but if any such matters are so presented which may require a vote of the shareholders, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.



                                 MISCELLANEOUS


PERFORMANCE GRAPH


     The shares of Common Stock of the Corporation were not publicly traded prior to the completion of the initial public offering of the Corporation's securities in February 1998. There was no active trading market in the Corporation's stock prior to that time. Therefore, no graph of the performance of the Corporation's Common Stock is included in this Proxy Statement.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     The Corporation did not have any class of equity securities registered pursuant to Section 12 of the 1934 Securities Exchange Act of 1934, as amended, during the fiscal year that ended on December 31, 1997, the Corporation's most recent fiscal year. Accordingly, the directors and executive officers of the Corporation and the owners of more than ten percent (10%) of any class of equity securities of the Corporation were not required to file during said fiscal year reports of ownership and changes in ownership with the Securities and Exchange Commission.


SHAREHOLDER PROPOSALS


     Proposals of shareholders intended to be presented at the 1999 Annual Meeting of shareholders of the Corporation (the "1999 Annual Meeting") must be received by the Corporation at its offices at Republic Banking Corporation of Florida, Office of the Secretary, 2800 Ponce de Leon Boulevard, Coral Gables, Florida 33134, not later than December 21, 1998 in order to be considered for inclusion in the Corporation's proxy statement and form of proxy relating to the 1999 Annual Meeting. The submission of such proposals by shareholders and the consideration of such proposals by the Corporation for inclusion in next year's proxy statement and form of proxy are subject to applicable rules and regulations of the Securities and Exchange Commission. In addition, shareholders wishing to propose matters for consideration at the 1999 Annual Meeting must follow certain specified advance notice procedures set forth in the Corporation's Bylaws.


                                        By Order of the Board of Directors


                                        Lydia A. Fernandez, Secretary


April 27, 1998

                    REPUBLIC BANKING CORPORATION OF FLORIDA

                            1998 STOCK OPTION PLAN



     1. PURPOSE. The purpose of this Plan is to advance the interests of Republic Banking Corporation Of Florida, a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.


     2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:


      (a) "Board" shall mean the Board of Directors of the Company.


      (b) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof.


      (c) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.


      (d) "Director" shall mean a member of the Board.


      (e) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.


      (f) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.


      (g) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.


      (h) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.


      (i) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. \s. 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.


      (j) "Option" (when capitalized) shall mean any option granted under this Plan.


      (k) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.


      (l) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.


      (m) "Plan" shall mean this 1998 Stock Option Plan for the Company.


      (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.


      (o) "Share" shall mean a share of Common Stock.


      (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


     3. SHARES AVAILABLE FOR OPTION GRANTS. The Committee, with the Board's approval, may grant to Optionees from time to time Options to purchase an aggregate of up to one million (1,000,000) Shares from the Company's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.


     4. INCENTIVE AND NON-QUALIFIED OPTIONS.


      (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee, with the Board's approval, at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.


      (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue
Code), exceeds $100,000.


     5. CONDITIONS FOR GRANT OF OPTIONS.


      (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee and the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee and the

Board from the class of all regular employees of, or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and Officers who are regular employees, and
(ii)) Directors who are not employees of the Company or of any Subsidiaries. Any person who files with the Committee and the Board, in a form satisfactory to the Committee and the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.


      (b) In granting Options, the Committee and the Board shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee and the Board shall determine. The Committee and the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee, with the Board's approval, may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.


      (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.


      (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.


      (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 400,000, subject to adjustment as provided in
Section 10 hereof.


     6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee, with the Board's approval, but shall not be less than the Fair Market Value of the Share underlying such Option on the date the Option is granted.


     7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii)) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee and the Board in their sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee and the Board in any Option, and subject to such guidelines as the Committee and the Board may establish, the option price of any Shares purchased shall be paid (1) in cash,
(2) by certified or official bank check, (3) by money order, (4) with Shares,
(5) by the withholding of Shares issuable upon exercise of the Option or by any other form of cashless exercise procedure approved by the Committee with the Board's approval, or (6) in such other consideration as the Committee and the Board deems appropriate, or by a combination of the above. The Committee and the Board in their sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. Such loans shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at no less than the prime rate of Republic National Bank of Miami,
(iv) contain such other terms as the Committee or the Board in their sole discretion shall reasonably require, and (v) comply with all applicable laws and regulations. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.


     8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.


      (a) The expiration date of an Option shall be determined by the Committee, with the Board's approval, at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.


      (b) Except as provided in section 8(c), the Committee, with the Board's approval, shall determine the vesting periods of the Options, but in no event shall more than one third of any Option vest in less than one year, more than two thirds of any Option vest in less than two years, and full vesting of any Option shall not occur in less than three years,


      (c) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable in the event of a "Change in Control" or in the event that the Committee, with the Board's approval, exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof. For this purpose, the term "Change in Control" shall mean:


     (i) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or


     (ii) the acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(e) or 14(d)(2) of the Securities Exchange Act, (excluding, for this purpose, the Company or its Subsidiaries, or any employee benefit plan of the Company or its Subsidiaries which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act and excluding Rebank Netherlands Antilles N.V.)) of 51% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.


      (d) The Committee, with the Board's approval, may in its discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

     9. TERMINATION OF OPTION PERIOD. The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:


     (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Qualified Stock Option, and unless the Committee, with the Board's approval, shall otherwise determine in writing in their sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of (A) cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee, or (C) death;


       (ii) immediately upon the termination of the Optionee's employment for Cause;


     (iii) twelve months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board;


     (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.


All references herein to the termination of the Optionee's employment shall, in the case of a Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee's service with the Company.


      (b) To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to
Section 10(c) hereof, and (ii) the Committee, with the Board's approval, in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 8(c)(i) hereof in which the Company does survive, any Option that remains unexercised on such date. The Committee, or the Board, shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).


     10. ADJUSTMENT OF SHARES.


      (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:


     (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and


     (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

      (b) Unless otherwise provided in any Option, the Committee, with the Board's approval, may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's, judgement, with the Board's approval, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.


      (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee, with the Board's approval, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.


      (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.


      (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.


     11. TRANSFERABILITY OF OPTIONS AND SHARES.


      (a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee, with the Board's approval, only by the permitted assignee.


      (b) Unless the prior written consent of the Committee, with the Board's approval, is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.


     12. ISSUANCE OF SHARES.


      (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

      (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee, with the Board's approval, may require such agreements or undertakings as the Committee, with the Board's approval, may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:


     (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and


     (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.


     13. ADMINISTRATION OF THE PLAN.


      (a) The Plan shall be administered by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.


      (b) The Board may grant Options pursuant to this Plan to Directors who are not employees of the Company or any Subsidiary and/or other persons to whom Options may be granted under Section 5(a) hereof.


      (c) The Committee, with the Board's approval, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee and the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee and the Board, shall be final and conclusive.


      (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of the majority of the members of the Committee.


     14. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.



     15. INTERPRETATION.


      (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee, with the Board's approval, may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.


      (b) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code.

If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.


      (c) This Plan shall be governed by the laws of the State of Florida.


      (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.


      (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.


     16. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee, with the Board's approval, or the Board, may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.


     17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is January 1, 1998, and the Plan shall terminate on December 31, 2007. The Plan shall be submitted to the shareholders of the Company for their approval and adoption and Options hereunder may be granted prior to such approval and adoption but contingent upon such approval and adoption.

                    REPUBLIC BANKING CORPORATION OF FLORIDA

                         ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Milton H. Lehr and Bernardo M. Argudin as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of Common Stock of Republic Banking Corporation of Florida (the "Corporation") held of record by the undersigned on April 14, 1998, at the Annual Meeting of Shareholders to be held on May 20, 1998 and any adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND THE OTHER PROPOSALS SET FORTH. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

                         (TO BE SIGNED ON REVERSE SIDE)

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE


                        FOR         WITHHOLD
                        ALL        AUTHORITY
                     NOMINEES  FOR ALL NOMINEES                                                                FOR  AGAINST  ABSTAIN

1. To elect the three   [ ]            [ ]        Nominees:  John H. Blake      2. A proposal to approve the   [ ]     [ ]      [ ]
   nominees named                                            William Isaias        1998 Stock Option Plan, as
   at right as directors                                     Fernando Tamayo       set forth in Appendix A to
   of the Corporation                                                              the Proxy Statement:
   to serve as Class I directors
   with terms expiring at the 2001                                              3. A proposal to ratify the    [ ]     [ ]      [ ]
   Annual Meeting of Shareholders or                                               appointment of Price
   until their successors are                                                      Waterhouse LLP as auditors
   duly elected and qualified:                                                     of the Corporation for
                                                                                   1998; and
[ ] FOR all nominees except the following
    (to withhold authority to vote for any                                      4. Upon such other business as may properly come
    individual nominee, write that nominee's                                       before the Annual Meeting or any adjournments. In
     name below):                                                                  their discretion, the proxies are authorized to
                                                                                   vote upon such other business as may properly
------------------------------------------------------                             come before the Annual Meeting and any
                                                                                   adjournments thereof.









SIGNATURE(S)____________________________________________________________________________________________________ DATE_______________

NOTE: Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.